UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2023 (September 22, 2023)

RBB BANCORP
(Exact name of Registrant as Specified in Its Charter)

California	001-38149	27-2776416
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1055 Wilshire Blvd., 12th floor,
Los Angeles, California		90017
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (213) 627-9888

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12 (b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, No Par Value	RBB	NASDAQ Global Select Market

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

To the extent applicable, the information set forth in Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Item 8.01 Other Events.

On September 22, 2023, the Board of Directors of Royal Business Bank (the “Bank Board”), the wholly-owned subsidiary of RBB Bancorp (the “Company”), appointed Mr. Scott Polakoff to the Bank Board. Mr. Polakoff has served as a member of the Company’s Board of Directors (the “Board”) since April 19, 2023.

In addition, on and effective as of September 22, 2023, Scott Polakoff, Robert Franko, William Bennett, and Frank Wong, each of whom was appointed to the Board earlier this year, each entered into an indemnity agreement with the Company, the form of which the Company previously filed as Exhibit 10.12 to the Company’s Registration Statement on Form S-1 (File No. 333-219018), initially filed with the Securities and Exchange Commission on June 28, 2017. Pursuant to the terms of the indemnity agreements, the Company is obligated to indemnify the relevant Board member and to assume maximum liability for expenses and damages in connection with claims lodged against such Board member for his line of duty decisions and actions, to the fullest extent permissible under the General Corporation Law of the State of California. This description of the indemnity agreements does not purport to be complete and is qualified in its entirety by reference to the form of indemnity agreement referenced above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RBB BANCORP (Registrant)

Date: September 28, 2023	By:	/s/ David Morris
David Morris
Chief Executive Officer

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